EXHIBIT 1

CUSIP No. 09088U109

AGREEMENT CONCERNING JOINT FILING

OF SCHEDULE 13D, as amended

The undersigned agree as follows:

(i) each of them is individually eligible to use the Amendment No. 3 to Schedule 13D to which this Exhibit is attached, and such Amendment No. 3 to Schedule 13D is filed on behalf of each of them; and

(ii) each of them is responsible for the timely filing of such Amendment No. 3 to Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other person making the filing, unless such person knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

Dated: December 18, 2018

MERITUS TRUST COMPANY LIMITED

By:	/s/ Dorothy Gazzard
Name:	Dorothy Gazzard
Title:	Director

By:	/s/ Michelle Wolfe
Name:	Michelle Wolfe
Title:	Director

MERITUS TRUST COMPANY LIMITED
As Trustee of THE GRANDE ROUSSE TRUST

By:	/s/ Dorothy Gazzard
Name:	Dorothy Gazzard
Title:	Director

By:	/s/ Michelle Wolfe
Name:	Michelle Wolfe
Title:	Director

MONTEL SÀRL

By:	/s/ Etienne Biren
Name:	Etienne Biren
Title:	Manager

By:	/s/ Anthony Audia
Name:	Anthony Audia
Title:	Manager

MANGROVE HOLDING S.A.

By:	/s/ Christian Reiser
Name:	Christian Reiser
Title:	Director

CONFIDO LIMITED

By:	/s/ Mary Jane Gutteridge
Name:	Mary-Jane Gutteridge
Title:	Director